Exhibit 99.1

IPASS REPORTS SEQUENTIAL OM REVENUE GROWTH IN THE THIRD QUARTER 2014

REDWOOD SHORES, CALIF., November 6, 2014—iPass Inc. (NASDAQ: IPAS), the global Wi-Fi roaming leader for enterprises and telecom service providers, today announced financial results for the third quarter ended September 30, 2014.
Open Mobile revenue for the third quarter of 2014 was $14.6 million compared with $14.4 million in the second quarter of 2014 and $12.5 million in the third quarter of 2013.

“Public Wi-Fi access continues to grow in importance as a must have service in an 'always connected' world and we continue to lead the evolution as a key strategic partner to enterprises, network providers, hardware manufacturers and service providers," said Evan Kaplan, president and chief executive officer of iPass.  “In recent weeks we announced an agreement with HP to provide consumers purchasing select notebook and tablet PCs in Asia Pacific and Japan with access to our now over 15 million global hotspots.  And 15 million is only the beginning as we continue to focus on network expansion. I believe in the not too distant future, we will see a roamable network of more than 100 million hotspots that will effectively blanket high density areas with reliable Wi-Fi coverage to meet users’ growing demand. In terms of growing demand, we exited the quarter in September with nearly 800,000 OM active platform users, 86,000 OM Wi-Fi Network users and the highest consumption of total Wi-Fi usage we’ve seen in several years."
Total revenue from continuing operations in the third quarter of 2014 was $17.3 million compared with $17.8 million in the second quarter of 2014 and $18.5 million in the third quarter of 2013.
GAAP net loss from continuing operations for the third quarter of 2014 was $3.1 million, compared with $0.7 million for the second quarter of 2014 and $3.6 million for the third quarter of 2013. GAAP net loss from continuing operations for the third and second quarter of 2014 includes approximately $1.4 million and $4.1 million of tax benefit, respectively, which represents the Company’s ability to utilize net operating losses to offset tax associated with the gain on the sale of the Unity business.
Adjusted EBITDA loss for the third quarter of 2014 was $3.1 million compared with $3.4 million in the second quarter of 2014 and $2.2 million in the third quarter of 2013. Adjusted EBITDA for prior periods has been recast to exclude net income and related adjustments for discontinued operations.
GAAP total net loss for the third quarter of 2014 was $4.4 million compared with GAAP total net income of $20.9 million in the second quarter of 2014 and loss of $2.9 million in the third quarter of 2013.
Q3 Highlights - Continuing Operations

•	Fourteenth sequential quarter of OM revenue growth.

•	OM Wi-Fi network users declined to 78,000 (monthly average for the quarter) in our seasonally slowest quarter but rebounded in September to exit the month at 86,000, a 5% increase over June.

•	OM active platform users grew to 770,000, a 2% increase over the prior quarter.

•
Announced that Hewlett-Packard, an American based multinational information technology corporation, will allow certain HP notebook and tablet PC users in Asia-Pacific to receive up to twelve months of access to the iPass service with purchase of a new device.

•
The iPass global network grew by 14% over last quarter. It now covers over 15 million hotspots in 120 countries including coverage in 95 of the Top 100 paid airports, over 72,000 hotels, and is on more than 2,200 aircraft across 20 airlines. iPass also provides onboard Wi-Fi connectivity on over 800 passenger trains, such as ICE in Germany, DSB in Denmark, Virgin Trains in the UK and many other rail brands throughout Europe and Japan.

Financial Summary

(unaudited; in millions)	Q3'14	Q2'14
Revenue from Continuing Operations	$17.3	$17.8
GAAP Net Loss from Continuing Operations	($3.1)	($0.7)
Adjusted EBITDA Loss (1)	($3.1)	($3.4)

Cash and Cash Equivalents	$37.1	$41.7
Shares of Common Stock Outstanding at Period End	64.7	64.4

(1)	The definition of Adjusted EBITDA and the reconciliation of Non-GAAP to GAAP financial measures are discussed below.

Q4 2014 GUIDANCE
For the fourth quarter of 2014 ending December 31, 2014, iPass anticipates total revenue from continuing operations and adjusted EBITDA income (loss) to be in the following ranges:

Total Revenue	$ 16.2 – 18.2 million
Adjusted EBITDA Income / (Loss) (1)	$ (3.2) – (1.7) million

(1)
A reconciliation of Adjusted EBITDA income (loss) to GAAP net loss is provided in the attached schedules. The guidance for Adjusted EBITDA income (loss) for the third quarter of 2014 does not include the impact of any foreign exchange gains or losses.

Today’s Conference Call and Webcast Information
iPass will host a live conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time).
The conference call will be accessible by telephone, toll-free at 888-523-1228 or direct dial at 719-325-2429 with a participant confirmation code of 1301893. The conference call will also be available live via webcast on the company’s web site at http://investor.ipass.com. The webcast will be available for replay until iPass reports its fourth quarter 2014 results.
The dial-in number for a telephone replay of the conference call is 888-203-1112 and 719-457-0820 and will be available until November 14, 2014. The confirmation code for the replay is 1301893.

Cautionary Information About Forward-Looking Statements
The statements in this press release regarding public Wi-Fi access continues to grow in importance as a must have service in an 'always connected' world and we continue to lead the evolution as a key strategic partner to enterprises, network providers, hardware manufacturers and service providers, our 15 million global hotspots is only the beginning as we continue to focus on network expansion, we will see a roamable network of more than 100 million hotspots that will effectively blanket high density areas with reliable Wi-Fi coverage to meet users’ growing demand, and iPass’ projections of its fourth quarter 2014 financial results under the caption “Q4 2014 Guidance,” are forward-looking statements. Actual results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties, including the following: the risk that the “End of Life” of iPass’ legacy Mobile Office product may negatively impact customer retention and mobility revenues more than iPass expects; the risk that the Open Mobile platform and Open Mobile Exchange will not continue to achieve the market acceptance iPass expects; the risk of material reductions in iPass customers’ existing minimum commitments more than iPass currently expects; the risk that iPass does not accurately predict usage for its Enterprise Flat Rate price plan which could result in iPass expenses exceeding revenues for these plans; the risk that iPass customers do not widely deploy iPass Open Mobile on smartphones, tablets and other mobile handheld devices at the rate iPass expects; the risk that demand for Mobility Services does not grow as iPass expects; the risk that strong competition in the market for Mobility Services could reduce demand for iPass’ services; and the risk that a meaningful portion of iPass business is international, which subjects iPass to additional risks such as currency fluctuations. Detailed information about these and other risk factors that could potentially affect iPass’ business, financial condition and results of operations are included in iPass’ Annual Report on Form 10-K filed with the SEC on March 11, 2014, and available at the SEC’s Web site at www.sec.gov and the company’s website at http://investor.ipass.com. iPass undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be an inaccurate prediction of the actual results.
In addition, investors and others should note that iPass announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. iPass also uses social media to communicate with its customers and the public about iPass, its products and services and other matters relating to its business and market. It is possible that the information iPass posts on social media could be deemed to be material information. Therefore, iPass encourages investors, the media, and others interested in iPass to review the information it posts on U.S. social media channels including the iPass Twitter Feed, the iPass LinkedIn Feed, the iPass Google+ Feed, the iPass Facebook Page, the iPass Blog, the iPass Instagram account, the iPass Pinterest account and Evan Kaplan’s Twitter Feed. These social media channels may be updated from time to time.
Information Regarding Non-GAAP Financial Measures
This press release also contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). iPass considers Adjusted EBITDA as a supplemental measure of the company’s performance that is not required by, nor presented in accordance with GAAP.
The company defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, stock-based compensation expense, restructuring charges, net income (loss) from discontinued operations, and collection of previously written off bad debt expense from bankruptcy proceeding. The company believes Adjusted EBITDA provides a meaningful comparison between its core operating results, on a consistent basis, over different periods of time. Accordingly, management uses this financial measure for evaluating and making operating decisions and for purposes of comparison with its strategic plan, operating budgets and allocation of resources.
Furthermore, iPass believes the use of Adjusted EBITDA is useful to investors:

1)
To provide an additional analytical tool for understanding the company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2)	To provide consistency and enhance investors’ ability to compare the company’s performance across financial reporting periods; and

3)	To facilitate comparisons to the operating results of other companies in the company’s industry, which may use similar financial measures to supplement their GAAP results.
Adjusted EBITDA should not be considered in isolation, or construed as an alternative to net income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity.

About iPass Inc.
iPass enables business travelers to stay connected by providing them with cost-effective and convenient global Wi-Fi access across smartphones, tablets and laptops. Founded in 1996, iPass (NASDAQ: IPAS) is the world's largest Wi-Fi network, covering over 120 countries and territories and selling to over 700 large corporations, telecom service providers and other strategic partners around the world. Through its cloud-based delivery model, iPass connects business travelers to over 15 million Wi-Fi hotspots in airports, airplanes, hotels and public areas. With the growing need for fast, high bandwidth connectivity, iPass lets business travelers stay close to what matters most while on the road including access to video, unified communications, web conferencing and other cloud based apps.

NOTE: iPass® is a registered trademark of iPass Inc. Open Mobile, OME, Open Mobile Express, Open Mobile Exchange and OMX are trademarks of iPass Inc. Wi-Fi® is a registered trademark of the Wi-Fi Alliance. Other company names, logos and product or service names mentioned herein are the trademarks owned by their respective owners.
Selected Financial Results and Key User Metrics

Q3 2014

(unaudited; in millions)	Q3'14	Q2'14	Q3'13
Revenue:	$17.3	$17.8	$18.5
Open Mobile	14.6	14.4	12.5
Open Mobile Enterprise:	13.8	13.8	11.9
Network	9.8	9.7	7.9
Platform	4.0	4.1	4.0
Open Mobile Exchange	0.8	0.6	0.6
Legacy iPC:	2.7	3.4	6.0
Network Gross Margin (1)	38.6%	40.0%	44.8%
Loss from Continuing Operations (pre-tax)	(4.5)	(4.7)	(3.6)
Benefit from Income Tax	1.4	4.0	—
GAAP Net Loss from Continuing Operations	$(3.1)	$(0.7)	$(3.6)

Income from discontinued Operations (pre-tax)	$—	$0.8	$1.1
Gain on sale of Discontinued Operations (Pre-tax)	—	25.0	—
Tax Expense on Discontinued Operations (2)	(1.3)	(4.2)	(0.4)
GAAP Net Income from Discontinued Operations	$(1.3)	$21.6	$0.7

GAAP Total Net Income (Loss)	(4.4)	20.9	(2.9)

Adjusted EBITDA Loss	(3.1)	(3.4)	(2.2)
Cash and Cash Equivalents	37.1	41.7	25.2
Shares of Common Stock Outstanding at End of Period	64.7	64.4	64.2

(1)	Network Gross Margin is defined as (Mobility Network Revenue less Network Access Costs) divided by Mobility Network Revenue.

(2)
Provision for income taxes reflect tax expenses on discontinued operations with an offsetting benefit in continuing operations, representing the iPass' ability to utilize net operating losses to offset tax associated with the gain on the sale of the Unity business.

Average Monthly Monetized Users (AMMU) on Open Mobile:
iPass tracks two key metrics that summarize the number of active users of iPass OME services. Each metric below is calculated as AMMU, defined as the average number of active users per month, during a given quarter, for which a fee was billed by iPass for either Wi-Fi or Platform services.

	Q3'14	Q2'14	Q3'13
Wi-Fi Network Users	78,000	80,000	59,000
Active Platform Users	770,000	753,000	574,000

iPASS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$37,115	$24,017
Accounts receivable, net of allowance for doubtful accounts of $399 and $1,010, respectively	12,298	15,297
Prepaid expenses and other current assets	3,054	4,329
Total current assets	52,467	43,643
Property and equipment, net	6,763	8,442
Other assets	1,031	2,831
Total assets	$60,261	$54,916
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,997	$9,334
Accrued liabilities	8,457	9,100
Deferred revenue, short-term	332	3,212
Total current liabilities	16,786	21,646
Deferred revenue, long-term	1	2,191
Vendor financed property and equipment	1,134	1,586
Other long-term liabilities	888	251
Total liabilities	$18,809	$25,674
Stockholders’ equity:
Common stock	65	65
Additional paid-in capital	219,394	218,103
Accumulated deficit	(178,007)	(188,926)
Total stockholders’ equity	41,452	29,242
Total liabilities and stockholders’ equity	$60,261	$54,916

iPASS INC.
CONDENSED CONSOLIDATED STATEMENTS OF
COMPREHENSIVE LOSS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue	$17,250	$18,539	$52,649	$59,736
Cost of revenues and operating expenses:
Network access costs	7,584	7,092	22,462	21,942
Network operations	3,093	3,150	10,146	9,267
Research and development	2,853	3,171	9,114	10,199
Sales and marketing	3,548	3,892	12,325	12,134
General and administrative	4,286	4,664	13,287	15,584
Restructuring charges and related adjustments	715	13	745	639
Total cost of revenue and operating expenses	22,079	21,982	68,079	69,765
Operating loss	(4,829)	(3,443)	(15,430)	(10,029)
Interest income (expense), net	(29)	2	(95)	9
Foreign exchange gain (loss), net	45	(155)	(132)	(342)
Other income, net	345	—	345	—
Loss from continuing operations before income taxes	(4,468)	(3,596)	(15,312)	(10,362)
Benefit from (provision for) income taxes	1,355	31	5,538	714
Net loss from continuing operations	$(3,113)	$(3,565)	$(9,774)	$(9,648)
Net income from discontinued operations	$(1,296)	$723	$20,693	$1,845
Total net income (loss)	$(4,409)	$(2,842)	$10,919	$(7,803)
Total comprehensive net income (loss)	$(4,409)	$(2,842)	$10,919	$(7,803)

Total net Income (loss) per share - basic and diluted
Loss from continuing operations	$(0.05)	$(0.05)	$(0.16)	$(0.15)
Income from discontinued operations	$(0.02)	$0.01	$0.33	$0.03
Total net income (loss) per share	$(0.07)	$(0.04)	$0.17	$(0.12)

Weighted average shares outstanding - basic and diluted	62,696,930	64,143,389	62,507,683	63,008,098

iPASS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended
	September 30
	2014	2013
Cash flows from operating activities:
Net income (loss)	$10,919	$(7,803)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Gain on sale of discontinued operations	(25,014)	—
Stock-based compensation	1,107	2,472
Depreciation and amortization	2,539	1,867
Deferred income taxes	(2)	—
Loss on disposal of property and equipment	36	2
Provision for (recovery of) doubtful accounts	(108)	53
Changes in operating assets and liabilities:
Accounts receivable	519	552
Prepaid expenses and other current assets	847	254
Other assets	10	609
Accounts payable	(903)	1,600
Accrued liabilities	(2,399)	(336)
Deferred revenue	(548)	(928)
Other liabilities	763	(167)
Net cash used in operating activities	(12,234)	(1,825)
Cash flows from investing activities:
Purchases of property and equipment	(1,112)	(1,753)
Proceeds from sale of discontinued operations	26,750	—
Change in restricted cash	100	720
Net cash provided by (used in) investing activities	25,738	(1,033)
Cash flows from financing activities:
Net proceeds from issuance of common stock	184	1,237
Principal payments for vendor financed property and equipment	(590)	—
Net cash (used in) provided by financing activities	(406)	1,237
Net increase (decrease) in cash and cash equivalents	13,098	(1,621)
Cash and cash equivalents at beginning of period	24,017	26,822
Cash and cash equivalents at end of period	$37,115	$25,201
Supplemental disclosures of cash flow information:
Net cash paid for taxes	$220	$176
Accrued amounts for acquisition of property and equipment	$20	$308
Vendor financing of property and equipment	$501	—

iPASS INC.
RECONCILIATION OF NON-GAAP TO GAAP METRICS
(Unaudited, in thousands)

		Three Months Ended
		September 30, 2014	June 30, 2014	September 30, 2013
I	Reconciliation of Adjusted EBITDA Loss to GAAP Net Income (Loss):
	Adjusted EBITDA	$(3,128)	$(3,446)	$(2,196)
	(a) Interest income (expenses)	(29)	(33)	2
	(b) Income tax benefit	1,355	4,004	31
	(c) Depreciation of property and equipment	(812)	(838)	(520)
	(d) Stock-based compensation benefit (expense)	(129)	(386)	(869)
	(e) Restructuring charges and related adjustments	(715)	(16)	(13)
	(f) Collection of previously written off bad debt expense from bankruptcy proceeding	345	—	—
	(g) Net income (loss) from discontinued operations	(1,296)	21,592	723
	GAAP Total Net Income (Loss)	$(4,409)	$20,877	$(2,842)

	Q4 2014 Guidance
II	Reconciliation of Q4 2014 Adjusted EBITDA Loss to Total GAAP Net Loss:	(Unaudited, in millions)
	Adjusted EBITDA Loss (1)	$(3.2)		$(1.7)
	(a) Income tax expense		(0.1)
	(b) Depreciation of property and equipment		(0.9)
	(c) Stock-based compensation		(0.7)
	GAAP Total Net Loss	$(4.9)		$(3.4)

(1)	The Q4 2014 Guidance for Adjusted EBITDA loss does not include the impact of any foreign exchange gains.

INVESTOR RELATIONS CONTACT:
Mike Bishop
The Blueshirt Group
Tel. +1 415 217 4968
Email: mike@blueshirtgroup.com